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                                                                     EXHIBIT 4.2

                              SHARE CERTIFICATE

            - % SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                      OF

                         THE ST. PAUL COMPANIES, INC.

           INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA


Certificate Number: _____________                               _________ Shares

     This certifies that _____________________________ is the registered holder of __________________ Shares of - % Series C Cumulative Convertible Preferred Stock, without par value, liquidation preference Five Thousand Dollars ($5000) per share, transferable only on the books of the Corporation by the holder thereof in person or by Attorney upon surrender of this certificate properly endorsed.

     The Corporation will furnish to any shareholder, without charge and upon request to the Corporation at its principal office at 385 Washington Street, St. Paul, Minnesota 55102, a full statement of the designations, preferences, limitations and relative rights of the shares of the - % Series C Cumulative Convertible Preferred Stock as the same are set forth in the Certificate of Designation of the Corporation, filed with the Secretary of State of Minnesota on May - , 1995.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___ day of ___________ A.D. 19__.


_____________________________                      _____________________________
     Corporate Secretary                                     President



Countersigned and Registered
The Chase Manhattan Bank
(National Association),
Transfer Agent and Registrar


By___________________________
    Authorized Signature



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                                  ASSIGNMENT

                                      OF

                    SHARES OF THE ST. PAUL COMPANIES, INC.

             - % SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK

                        CERTIFICATE FOR _____ SHARES


FOR VALUE RECEIVED, ____________________ hereby sell, assign, and transfer unto

______________________ Shares represented by the within Certificate and do hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said Shares on the books of the within named Corporation, with full power of substitution in the premises.


Dated, _______________ 19__.


                                               _________________________________


   In presence of

_________________________________


     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular.